                                                                   EXHIBIT 25-2


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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
 UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A CORPORATION DESIGNATED
                               TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) ___

                          ____________________________

                                    NBD BANK
              (Exact name of Trustee as specified in its charter)

         611 Woodward Avenue
          Detroit, Michigan                          48226                              38-0864715
(Address of principal executive offices)           (Zip Code)                (I.R.S. Employer Identification No.)


                                    NBD BANK
                              611 WOODWARD AVENUE
                            DETROIT, MICHIGAN  48226
                           CORPORATE TRUST DEPARTMENT
                   ATTN: JOSEPH L. WEIDENBACH (313) 225-2211
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                MCN CORPORATION
              (Exact name of obligor as specified in its charter)

                        Michigan                                                        38-2820658
(State or jurisdiction of incorporation or organization)                     (I.R.S. Employer Identification No.)

                              500 Griswold Street
                           Detroit, Michigan   48226
              (Address of principal executive offices) (Zip Code)

                         JUNIOR SUBORDINATED DEBENTURES
                      (Title of the indenture securities)

1.       GENERAL INFORMATION

(a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

         State of Michigan Department of Commerce Financial Institutions Bureau, Lansing, Michigan

         Federal Reserve Bank of Chicago, Chicago, Illinois

         Federal Deposit Insurance Corporation, Washington, D.C.

(b)      The Trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH OBLIGOR.

         The obligor is not an affiliate of the Trustee.

3.       VOTING SECURITIES OF THE TRUSTEE.

         The following information is furnished as to each class of voting securities of the Trustee:


         AS OF FEBRUARY 28, 1996
         _______________________________________________________________________

         COLUMN A                                         COLUMN B
         _______________________________________________________________________

         TITLE OF CLASS                                   AMOUNT OUTSTANDING
         _______________________________________________________________________


         Common Stock, par value $12.50 per share         8,948,648 shares

4.       TRUSTEESHIPS UNDER OTHER INDENTURES.

         NBD Bank is Trustee under an Indenture, dated September 1, 1994, with MCN Corporation ("MCN"), securing an issue of $101,100,000 9-3/8% Series A Subordinated Deferrable Interest Debt Securities due November 30, 2024. The Trustee is not aware of any default under this Indenture.

         NBD Bank is Trustee under an Indenture, dated September 1, 1995, with MCN Investment Corporation ("MCN Investment"), a wholly owned subsidiary of MCN Corporation ("MCN"), securing an issue of Medium-Term Notes due February 1, 1999, February 1, 2001 and February 1, 2003, respectively. The Trustee is not aware of any default under this Indenture.

         NBD Bank is Trustee under an Indenture, dated September 1, 1995, with MCN Investment, authorizing the issuance of up to $500,000,000 of Medium-Term Notes Due Nine Months or More from Date of Issue. The Trustee is not aware of any default under this Indenture.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

         Neither the Trustee nor any of the directors nor executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the underwriter for the obligor.

         Alfred R. Glancy III, Chairman, President and CEO of MCN, is a member of the Board of Directors of NBD Bank.

         Thomas H. Jeffs II, President of NBD Bank, is a member of the Board of Directors of MCN.

6.       VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
         OFFICIALS.

         Voting securities of the Trustee owned by the obligor and its directors, partners and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

7.       VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.

         Voting securities of the Trustee owned by any underwriter and its directors, partners and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

8.       SECURITIES OF OBLIGOR OWNED OR HELD BY THE TRUSTEE.

         The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligations in default does not exceed one percent of the outstanding securities of the obligor.

9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

         The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

         The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person who, to the knowledge of the Trustee (1) owns 10% or more of the voting securities of the obligor, or (2) is an affiliate, other than a subsidiary, of the obligor.


11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PER CENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

         The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the obligor.

12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE AS OF FEBRUARY 27, 1996.

         _______________________________________________________________________

         COLUMN A                      COLUMN B                 COLUMN C
         _______________________________________________________________________

         NATURE OF INDEBTEDNESS        AMOUNT OUTSTANDING       DATE DUE
         _______________________________________________________________________

         $30 million participation     $0                       July 30, 1998
         in a $300 million
         revolving credit facility

         $3 million standby letter     $489,421.22              July 30, 1998
         of credit


13.      DEFAULTS BY THE OBLIGOR.

         Not applicable.

14.      AFFILIATIONS WITH THE UNDERWRITERS.

         No underwriter is an affiliate of the Trustee.

15.      FOREIGN TRUSTEE.

         Not applicable.

16.      LIST OF EXHIBITS.

         (1) Articles of Association of the Trustee. Attached hereto as Exhibit A.

         (2) Certificate of Authority of the Trustee to commence business. See Exhibit A.

         (3) Authorization of the Trustee to exercise corporate trust powers. Attached hereto as Exhibit B.

         (4)     By-Laws of the Trustee.  Attached hereto as Exhibit C.

         (5)     Not Applicable.

         (6) Consent by the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.
                 Incorporated by reference to Exhibit (6) filed with Amendment No. 1 to Form T-1 Statement, Registration No. 22-4501.

         (7)     Report of condition of Trustee.  Attached hereto as Exhibit D.

         (8)     Not applicable.

         (9)      Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, NBD Bank, a Michigan banking corporation, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Detroit, State of Michigan on the 29th day of February 1996.

NBD BANK
(Trustee)


By: ___________________________
         Joseph L. Weidenbach
         Trust Officer

                                   [NBD LOGO]





                                  ARTICLES OF
                                 INCORPORATION
                                      AND
                                     BYLAWS

                                    NBD BANK
                               DETROIT, MICHIGAN
                                Charter No. 970


                           ARTICLES OF INCORPORATION

                           EFFECTIVE JANUARY 1, 1995



FIRST.
The name of this Bank shall be NBD Bank.

SECOND.
The place where the principal office of this Bank is located is in the City of Detroit, Wayne County, State of Michigan.

The Board of Directors shall have the power to change the location of the main office anywhere within the City of Detroit without the approval of the shareholders and shall have the power to establish or change the location of any branch or branches of this Bank to any other location without the approval of the shareholders.

THIRD.
The purpose of this Bank is to carry on the business of banking pursuant to the Michigan Banking Code of 1969, as amended.

FOURTH.
The authorized amount of the capital stock of this Bank shall be 10,000,000 shares of common stock of the par value of $12.50 each. The authorized amount of the capital stock of this Bank may be increased or decreased from time to time in accordance with provisions of the laws of the State of Michigan.

FIFTH.
The period for which this Bank is organized is perpetual.

SIXTH.
A Director of the Bank shall not be personally liable to the Bank or its shareholders for monetary damages for a breach of fiduciary duty as a Director, except for liability: (a) for any breach of the Director's duty of loyalty to the Bank or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) resulting from a violation of Section 43 of the Michigan Banking Code, as amended; (d) for any transaction from which the Director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date upon which this Article is duly adopted and filed as required by law. If, following approval of this Article by the shareholders, the Michigan Banking Code is amended to authorize corporate action further eliminating or limiting the personal liability of

Directors, then the liability of a Director of the Bank shall be eliminated or limited to the fullest extent permitted by the Michigan Banking Code, as amended. Any repeal, modification or adoption of any provisions in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a Director of the Bank existing at the time of such repeal, modification or adoption.

SEVENTH.
These Articles of Incorporation may be changed or amended at any time by a vote of the shareholders owning a majority of the stock of this Bank in any manner not inconsistent with the provisions of law.

STATE OF MICHIGAN
DEPARTMENT OF COMMERCE
FINANCIAL INSTITUTIONS BUREAU


[STATE EMBLEM]


OFFICE OF THE COMMISSIONER



I, Patrick M. McQueen, Commissioner, do hereby certify, that


NBD BANK

in the City of Detroit, County of Wayne, State of Michigan, a financial institution existing and operating under the provisions of the banking code of 1969, having satisfactorily complied with all statutory requirements obtaining in such matter, is hereby authorized to exercise FULL TRUST POWERS as provided in sections 181 through 186 of the banking code of 1969, effective 11:59 p.m. on December 31, 1994.


[STATE SEAL]                      SIGNED AND SEALED this 21st day of
             DECEMBER 1994, at Lansing, Michigan.

                                         /s/ Patrick M. McQueen
                                    ----------------------------
                                             Patrick M. McQueen
                                           Commissioner

                                    NBD BANK
                               DETROIT, MICHIGAN


                       ________________________________

                                     BYLAWS

                           EFFECTIVE JANUARY 1, 1995

                       ________________________________


                                   ARTICLE I
                             STOCKHOLDERS' MEETINGS

Section 1. Annual Meetings. The regular Annual Meeting of the stockholders of this Bank for the election of directors and for the transaction of any other business as may properly come before the meeting shall be held on the third Monday in May of each year or at such other date as from time to time may be designated by the Board of Directors. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as convenient. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholders entitled to vote for the election of directors.

Section 2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the stockholders may be called for any purpose at any time by the Board of Directors or by the holders of at least ten per cent (10%) of the then outstanding shares of stock. Section 3. Place of Meetings. Annual meetings or special meetings of the stockholders shall be held at the main office of the Bank or at such other place within or without the State of Michigan as is established by the Board of Directors.

Section 4. Proxies. All proxies secured for any annual or special meeting of stockholders shall be dated and filed by the Secretary with the records of the meeting.

Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days, before the date of the meeting either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notices shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Bank with postage thereon prepaid. Such notice may be waived in writing.

Section 6. Fixing the Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, annual or special, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a record date and hour for any such determination of stockholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 7. Stockholders' Action Without A Meeting. Unless otherwise restricted in the Articles of Incorporation or these Bylaws, any action which may be taken at the annual or any special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all stockholders entitled to vote with respect to the subject matter thereof.


                                   ARTICLE II
                                   DIRECTORS

Section 1. Size and Vacancies. The Board of Directors shall consist of such number of persons, not less than five nor more than twenty-five, as from time to time shall be determined by a majority of the votes to which all stockholders are at the time entitled or by resolution adopted by the affirmative vote of a majority of the Board of Directors. Any vacancies in the Board of Directors may be filled by action of a majority of the remaining Directors between meetings of stockholders. Subject to the limitation as to the number of Directors, the stockholders may elect not to exceed two less than the full Board, and the unfilled directorships shall be considered as vacancies and may be filled thereafter by the Board of Directors.

Section 2. Powers. The Board of Directors, a majority of whom shall be a quorum to transact business, shall have power to manage and administer the business and affairs of the Bank and to prescribe Bylaws for the regulation of the business of the Bank and the conduct of its affairs not inconsistent with law, the Articles of Incorporation and these Bylaws. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the Board of Directors.

Section 3. Officers and Employees. The Board of Directors shall have power to elect or appoint such officers and employees as may be required to transact the business of the Bank, to define their duties, to require bonds from them and to fix the penalty thereof, and to continue them in office or dismiss them.

Section 4. Meetings. The regular meetings of the Board of Directors shall be held on such date and at such time each month, within or without the State of Michigan as shall from time to time be determined by the Board of Directors by resolution, except that in the month in which the regular annual meeting of the stockholders is held, the regular meeting of the Board of Directors shall be held following and on the same day as the regular meeting of the stockholders. When any regular meeting of the Board of Directors falls upon a holiday, the meeting shall be held on such other day as the Board of Directors may previously designate. Special meetings of the Board of Directors may be called at any time by the Secretary or by any officer of higher rank than Vice President, or any three Directors. Notice of each special meeting shall be given personally or by duly mailing, telephoning, or telegraphing the same, at least twenty-four hours before the meeting. Any or all Directors may waive notice of any meeting either before or after the meeting.

Section 5. Participation In Meetings By Telephone. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6. Directors' Action Without A Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.


                                  ARTICLE III
                            COMMITTEES OF THE BOARD

Section 1. Executive Committee. There shall be a committee composed of not less than four (4) members to be known as the Executive Committee which shall consist of all the officer-directors of the Bank and two (2) other directors appointed as shall be provided by the Board of Directors. Provision shall be made by the Board of Directors for the appointment of alternates to act for members in the event of their absence or disability.

1.1 Presiding Officer. The Chairman of the Board shall act as presiding officer at any meeting of the Executive Committee. In the event of the absence or disability of the Chairman of the Board, the President shall act as presiding officer. In the event of the absence or disability of the Chairman of the Board and President, another officer-director, if present, shall act as presiding officer. If no officer-director member is present, an Executive Vice President of the Bank may serve as the presiding officer or the other members present at the meeting shall elect one of their members as presiding officer.

1.2 Quorum. Any two (2) persons, each of whom is a member or alternate member of the Executive Committee, of whom not less than one (1) shall be non-officer directors, shall constitute a quorum for the transaction of business at any meeting of the Executive Committee.

1.3 Duties. The Executive Committee shall function from day to day or such other short intervals as shall be found requisite and expedient in the carrying on of the business and affairs of the Bank, and between meetings of the Board of Directors, said Committee, within the scope of the jurisdiction and functions assigned by the Board of Directors to such Committee, shall have and may exercise, so far as may be permitted by law, all power and authority of the Board of Directors (including the right to authorize the seal of the Bank to be affixed to all instruments on which the same may be required or appropriate) and shall have power, but not by way of limitation of its general powers, to discount and purchase bills, notes, and other evidences of debt, and to buy and sell bills of exchange. A record of the meetings of the Committee shall be kept, which shall be accessible to inspection by the Directors at all times, and the Committee shall, at each regular meeting of the Board of Directors and at such other times as the Board of Directors may request, submit in writing a full report of its actions. The Board of Directors shall approve or disapprove the report of the Executive Committee, such action to be recorded in the minutes of the meeting; provided, however, that no rights of third parties shall be affected by any action of the Board of Directors, if such rights have attached by virtue of action of the Executive Committee within the scope of the jurisdiction and functions assigned by the Board of Directors to said Committee.

Section 2. Audit Committee. There shall be appointed annually by the Board of Directors an Audit Committee composed of not less than three (3) Directors none of whom shall be officers of the Bank.

2.1      Duties.  The Audit Committee shall:

         (i) Cause to be made by the Auditing Department of the Bank a suitable examination of the financial records and operations of the Bank through a program of continuous internal audits. The Committee may employ independent certified public accounting firms of recognized standing to make such additional examinations and audits as it may deem advisable. The examinations caused to be made by the Committee shall meet any examination requirements prescribed from time to time by the Michigan Financial Institutions Bureau or other regulatory authorities having jurisdiction and may be made in conjunction with examinations of the Michigan Financial Institutions Bureau.

      (ii) Report to the Board of Directors at least once in each calendar year the results of the examinations made and such conclusions and recommendations as the Committee deems appropriate.

Section 3. Other Committees. The Board of Directors may create and appoint such other committees as it may, at any time or from time to time, find necessary or desirable to facilitate and expedite the management and administration of the affairs of the Bank. The Board of Directors shall have power to specify the number of members of any such other committee, to designate the powers and duties of any such other committee, and to provide for the tenure in office of its members, its method of organization, and its procedure for the transaction of business.


                                   ARTICLE IV
                                    OFFICERS

Section 1. Appointment and Titles. The officers of this Bank shall include a Chairman of the Board and a President and may include one or more Vice Chairman of the Board, each of whom shall be a member of the Board of Directors, and shall further include one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, and such other officers as may be from time to time required for the prompt and orderly transaction of its business, to be elected by the Board of Directors. The same person may hold any two or more offices, and in any such case, these Bylaws shall be construed and understood accordingly; provided that the same person may not hold the offices of Chairman of the Board and Secretary or President and Secretary. The duties and authorities of the officers of the Bank, other than those mentioned in these Bylaws, shall be those usually pertaining to their respective offices, or as may be designated by the Chairman of the Board, subject to the supervision and direction of the Board of Directors.

Section 2. Term of Office of Officer-Directors. The Chairman of the Board, the President and any Vice Chairman of the Board shall hold office for the current year for which the Board of Directors of which they shall be members was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in any of such offices may be filled by the remaining members of the Board of Directors.

Section 3. Chairman of the Board and President. The Chairman of the Board shall be the chief executive officer of the Bank, shall preside at meetings of stockholders and directors, shall have general supervision and direction of the business of the Bank, and perform such other duties as may be designated by the Board of Directors. The President shall perform such duties as may be designated by the Board of Directors and, in the event of the absence or disability of the Chairman of the Board, shall have his powers and duties. The Vice Chairman of the Board shall perform such duties as may be designated by the Board of Directors.

Section 4. Officers. All other officers shall be elected to hold their respective offices at the pleasure of the Board of Directors of the Bank, and shall have such duties, other than those mentioned herein, as shall be prescribed by the Board of Directors.

Section 5. Secretary. The Secretary or Assistant Secretary or other officers designated by the Board of Directors shall be responsible for stock books and records, and other valuables of the Bank, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given. He shall be custodian of the corporate seal, records, documents and papers of the Bank. He shall provide for the keeping of proper records of all transactions of the Bank. The Secretary, or Assistant Secretary in his absence, shall have the power to sign indemnity agreements and appoint agents by executing powers of attorney or such other similar documents deemed necessary in the ordinary course of transacting the Bank's business. He shall serve as Cashier, and he or his Deputy Cashiers shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the Cashier, or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

Section 6. Officers, Employees and Agents. All other officers, employees and agents of this Bank shall be responsible for all such sums of money and property of every kind as may be entrusted to their care or placed in their hands by the Board of Directors, or otherwise come into their hands as officers, employees or agents; and shall qualify under the bankers blanket bond covering the bank officers and employees, approved as to type and amount from year to year by the Board of Directors, conditioned for the honest and faithful discharge of their duties as such officers, employees or agents, and that they will faithfully and honestly apply and account for all sums of money and other property of this Bank that may come into their hands as such officers, employees or agents and pay over and deliver the same to the order of the Board of Directors, or to any other person or persons authorized by the Board of Directors to receive the same.


                                   ARTICLE V
                                      SEAL

         The Board may adopt a seal of the Bank in any form including a raised impression or a stamp bearing the name of the Bank and the city and state of its principal place of business. The Secretary shall be the official custodian of the seal and shall be responsible for the safekeeping and proper use thereof. The seal shall not be used or affixed to any paper or document whatsoever except by the Secretary or any Assistant Secretary, or such other officers or employees of the Bank as may be authorized by the Secretary or any Assistant Secretary to affix the seal.


                                   ARTICLE VI
EXECUTION OF INSTRUMENTS

Section 1. Conveyance of Real Estate. All transfers and conveyances of real estate shall be made by the Bank, under seal, and shall be signed by the President or any Vice President or any other officer, employee or agent of the Bank as may be designated by the Secretary, and shall be attested by the Secretary or any Assistant Secretary, or such other officer or employee of this Bank as may be authorized by the Secretary to affix the seal.

Section 2. Contracts. All contracts, checks, drafts, etc., shall be signed by the Secretary, or any officer of the rank of Vice President or higher rank, or any other officer or employee designated by the Secretary.

Section 3. Absence of Resolution. No resolution of the Board of Directors shall be necessary in order to authorize the execution, acknowledgement or verification of any document by any officer who is authorized under these Bylaws to do so, and he or she shall have full authority to act as if he or she were duly authorized by resolution of the Board of Directors in each particular case.

                                  ARTICLE VII
                                 BANKING HOURS

         The Bank shall be open for business upon such hours of each day of the year as the Chief Executive Officer or his delegate shall from time to time direct and the Chief Executive Officer or his delegate may, in his discretion, prescribe different banking hours for different classes of business and different banking hours for one or more branch offices, than prescribed for the principal banking office.


                                  ARTICLE VIII
                                  MINUTE BOOK

         The organization papers of this Bank, the returns of the judges of the elections, the proceedings of all regular and special meetings of the Board of Directors and of the stockholders, the Bylaws and any amendments thereto, and reports of the committees of the Board of Directors shall be recorded in the minute book and the minutes of each meeting shall be signed by the person presiding at such meeting and attested by the Secretary.


                                   ARTICLE IX
                               TRANSFERS OF STOCK

Section 1. Transfers. The stock of this Bank shall be assignable and transferable only on the books of this Bank, subject to the restrictions and provisions of the law; and a transfer book shall be provided in which all assignments and transfers of stock shall be made.

Section 2. Record Date. The stock transfer books of the Bank shall not be closed for the determination of stockholders entitled to dividends, but any dividend can be made payable to stockholders of record on the date such dividend is declared, or any subsequent date. The Bank shall be fully protected in giving notices of meetings, paying dividends and doing such other things as require a knowledge of the names of the stockholders of the Bank, in relying upon the names of the stockholders as they appear upon the stock books of the Bank.

Section 3. Form and Issuance. Certificates of stock, bearing the manual or facsimile signature of the Chairman of the Board, President or any Vice President, and the Secretary, or the manual or facsimile signature of any two of such other employees of the Bank as may be designated for such purpose from time to time by resolution of the Board of Directors, and bearing the impressed or facsimile seal of the Bank, may be issued to stockholders. The death, resignation, discharge or incapacity of any person whose manual or facsimile signature appears on any certificate, shall not affect the validity of such certificate of stock, whether such certificate has theretofore or is thereafter issued. All certificates of stock shall state upon the face thereof that the stock is transferable only upon the books of the Bank; and when stock is transferred, the certificates therefore shall be returned to the Bank, canceled, preserved and new certificates issued.

                                   ARTICLE X
PROXIES AND CONSENTS

         Proxies to vote and written consent with respect to shares of stock of other corporations owned by or standing in the name of the Bank may be executed and delivered from time to time on behalf of the Bank by two officers, one of whom shall be the Chairman, President, Executive Vice President, Senior Vice President or a Vice President and the other of whom shall be the Secretary or an Assistant Secretary of the Bank; or by any other person or persons duly authorized by the Board of Directors.



                                   ARTICLE XI
                                 TRUST DIVISION

Section 1. Exercise of Fiduciary Powers. All fiduciary powers of the Bank shall be exercised through the Trust Division under the supervision of the Trust Committee, subject to the Michigan Banking Code and subject to such regulations as the Michigan Financial Institutions Bureau shall from time to time establish. All books and records relating to fiduciary activities shall be kept separate and distinct from the other books and records of the Bank.

Section 2. Officer in Charge. The Trust Division shall be placed under the management and immediate supervision of an officer in charge appointed by the Board of Directors. The duties of such officer shall be to cause the policies and instructions of the Board of Directors, the chief executive officer and the Trust Committee, with respect to the fiduciary accounts entrusted to the Bank, to be carried out, and to supervise the due performance of such accounts in accordance with law and their terms.

Section 3. Other Officers. Any other officer specifically appointed for the performance of fiduciary activities shall exercise such powers and perform such duties as are prescribed by these Bylaws, or as may be assigned to them by the Board of Directors, the chief executive officer or the officer in charge of fiduciary activities.

Section 4. Signature and Authentication of Instruments. All instruments in which the Bank is named as Trustee or in any other fiduciary capacity and all authentications or certificates by the Bank as Trustee under any mortgage, deed of trust or other instrument securing bonds, debentures, notes or other obligations of any individual, association or corporation, and all certificates as Registrar or Transfer Agent and all certificates of deposit for stocks and bonds, interim certificates, trust certificates and any other certificates, document or instrument requiring execution may be signed or countersigned in behalf of the Bank by any Trust Officer or officer of equal or higher rank specifically elected or appointed for the performance of fiduciary duties or the Secretary or any officer of the rank of Vice President or higher rank or by any other person appointed for that purpose by the Board of Directors.

Section 5. Custody of Investments. The investments of each fiduciary account shall be kept separate from the assets of the Bank, and shall be placed in the joint custody or control of not less than two of the officers or employees of the Bank designated for that purpose by the Board of Directors. All such officers and employees shall be adequately bonded. The investments of each such fiduciary account shall be either: kept separate from those of all other accounts, except as provided under the regulations of the Michigan Financial Institutions Bureau for collective investment, or adequately identified as the property of the relevant account.

Section 6. Trust Committee. There shall be a Trust Committee which shall be composed of not less than five (5) members of the Board of Directors, at least three (3) of whom shall be non-officer directors, and may include one or more officers of the Bank who are not directors, appointed by the Board of Directors to serve during its pleasure. The Trust Committee shall have general supervision of and shall determine the policies relating to the administration of fiduciary relationships. It shall have general supervision of the Trust Division, the other committees to which the exercise of fiduciary powers of the Bank are assigned, and the investment of funds and disposition of investments held by the Bank in a fiduciary capacity. It shall have such other powers and duties relating to the administration of fiduciary accounts entrusted to the Bank as may be conferred upon it from time to time by the Board of Directors. The Trust Committee shall meet at least once a month and shall keep minutes of its meetings showing the disposition of all matters considered and passed upon, and shall make monthly reports to the Board of Directors. Any three (3) persons, each of whom is a member of the Trust Committee, of whom not less than two (2) shall be nonofficer directors, shall constitute a quorum for the transaction of business at any meeting of the Trust Committee.


                                  ARTICLE XII
                                     QUORUM

  Except as otherwise provided by statute or in the Articles of Incorporation or these Bylaws, a majority of all the stockholders or Directors, as the case may be, shall be required to constitute a quorum to do business. Should there be no quorum at any regular or special meeting of stockholders or Directors, the stockholders or Directors present may adjourn from day to day until a quorum is in attendance.


                                  ARTICLE XIII
                         INDEMNIFICATION AND INSURANCE

   The Bank shall indemnify and reimburse any director, officer, employee, or agent to the fullest extent permitted by the laws of the State of Michigan, as amended from time to time.

                                  ARTICLE XIV
                              AMENDMENTS TO BYLAWS

  These Bylaws may be repealed, altered, or amended, in whole or in part, by the vote of a majority of the Directors, at any regular or special meeting of the Board of Directors.





                                 CERTIFICATION


I, _________________________________, ________________________________ of NBD
Bank of Detroit, Michigan, certify that the foregoing is a true and exact copy of the Articles of Incorporation and Bylaws of NBD Bank effective January 1, 1995.

IN WITNESS WHEREOF, I have executed this certification and caused the corporate seal of the Bank to be affixed on _______________________, 19___ .


                                                     _____________________

         Charter No. 13671                  Comptroller of the Currency District
         REPORT OF CONDITION CONSOLIDATING
         DOMESTIC AND FOREIGN SUBSIDIARIES OF THE
         NBD BANK

         |in the State of Michigan, at the close of business on December 31, 1995 published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.



         ASSETS
                                                                                            Thousands
                                                                                           of dollars
         Cash and balances due from depository institutions
             Noninterest-bearing balances and currency
             and coin.............................................................          1,551,031
             Interest-bearing balances............................................            628,810
         Securities:
             Held-to-maturity securities..........................................                  0
             Available-for-sale securities........................................          5,018,302
         Federal funds sold and securities purchased
             under agreements to resell in domestic offices
             of the bank and of its Edge and Agreement
             subsidiaries, and in IBFs:
                 Federal funds sold...............................................            595,150
                 Securities purchased under agreements to resell..................            146,401
         Loans and lease financing receivables:
             Loans and leases, net of unearned income.............................         20,460,785
             LESS: Allowance for loan and lease losses............................            267,382
             Loans and leases, net of unearned income and
             allowance............................................................         20,193,403
         Assets held in trading accounts..........................................            154,747
         Premises and fixed assets (including
             capitalized leases)..................................................            348,959
         Other real estate owned..................................................             16,176
         Investments in unconsolidated subsidiaries and
             associated companies.................................................                  -
         Customers' liability to this bank on acceptances
             outstanding..........................................................            164,133
         Intangible assets........................................................             38,024
         Other assets.............................................................            606,503
                                                                                        -------------
         Total assets.............................................................         29,461,639
                                                                                        =============

         LIABILITIES

         Deposits:
             In domestic offices..................................................         16,450,184
                 Noninterest-bearing..............................................          4,799,681
                 Interest-bearing.................................................         11,650,503
             In foreign offices, Edge and Agreement
             subsidiaries, and IBFs...............................................          2,910,868
                 Noninterest-bearing..............................................             67,313
                 Interest-bearing.................................................          2,843,555
         Federal funds purchased and securities sold
             under agreements to repurchase in domestic
             offices of the bank and of its Edge and
             Agreement subsidiaries, and in IBFs:
                 Federal funds purchased..........................................          1,958,326




                 Securities sold under agreements to repurchase...................            243,869
         Demand notes issued to the U.S. Treasury.................................            162,376
         Trading liabilities......................................................             75,745
         Other borrowed money:
                 With original maturity of one year or less.......................          2,377,209
                 With original maturity of more than one year.....................          1,564,618
         Mortgage indebtedness and obligations
             under capitalized leases.............................................             14,262
         Bank's liability on acceptances executed and
             outstanding..........................................................            164,133
         Notes and debentures subordinated to
             deposits.............................................................            700,000
         Other liabilities........................................................            566,318
                                                                                        -------------
         Total liabilities........................................................         27,187,908
                                                                                        -------------

         EQUITY CAPITAL

         Common stock.............................................................            111,858
         Surplus..................................................................            631,981
         Undivided profits and capital reserves...................................          1,448,664
         Net unrealized holding gains (losses) on available-for-sale securities...             72,912
         Cumulative foreign currency translation
             adjustments..........................................................              8,316
                                                                                        -------------
         Total equity capital.....................................................          2,273,731
                                                                                        -------------
         Total liabilities and equity capital.....................................         29,461,639
                                                                                        =============





              I, Jason N. Hansen, Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                        JASON N. HANSEN
                                        January 25, 1996

              We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                        THOMAS H. JEFFS II
                                        JOHN E. LOBBIA
                                        ALFRED R. GLANCY III
                                            Directors